UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Kaspien Holdings Inc.
(Name of Registrant as Specified in its Charter)

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☐	Fee paid previously with preliminary materials
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KASPIEN HOLDINGS INC.
2818 N. Sullivan Road, Suite 130
Spokane Valley, WA 99216
855-300-2710

NOTICE OF ACTION BY WRITTEN CONSENT OF
HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING STOCK

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Shareholders”) of shares of the common stock, par value $0.01 per share (the “Common Stock”), of Kaspien Holdings Inc., a New York corporation (the “Company”). The Board of Directors of the Company (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of the Information Statement is to notify you that the Company has received the written consents, dated March 8, 2022 and April 28, 2022 (collectively, the “Written Consent”), from holders of shares of Common Stock representing approximately 55.3% of the total issued and outstanding shares of voting stock of the Company approving the actions described in the accompanying Information Statement.

We are furnishing this Notice and the accompanying Information Statement solely for the purpose of informing our Shareholders of the actions taken by the Written Consent before such actions become effective in satisfaction of the notice requirements of Section 14C of the Securities Exchange Act of 1934, as amended, the rules promulgated by the U.S. Securities and Exchange Commission thereunder, and Section 615 of the New York Business Corporation Law.

This is not a notice of a special meeting of Shareholders, and no Shareholder meeting will be held to consider the matters described herein.

This Notice and the accompanying Information Statement are first being sent to Shareholders on or about ___, 2022.

By order of the Board of Directors,

Edwin J. Sapienza,
Secretary

___, 2022

KASPIEN HOLDINGS INC.
2818 N. Sullivan Road, Suite 130
Spokane Valley, WA 99216
855-300-2710

INFORMATION STATEMENT

___, 2022

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Kaspien Holdings Inc., a New York corporation, as the “Company,” “we,” “us,” or “our.” This Information Statement is being furnished by the board of directors of the Company (the “Board”), to inform the holders (“Shareholders”) of our common stock, par value $0.01 per share (the “Common Stock”), as of March 1, 2022, of actions (collectively, the “Actions”) approved by resolutions of the Board dated March 3, 2022 and by the written consents dated March 8, 2022 and April 28, 2022 (collectively, the “Written Consent”) of holders (the “Consent Holders”) of shares of Common Stock representing approximately 55.3% of the total issued and outstanding shares of voting stock of the Company. This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Consent Holders.

May Shareholders Act by Written Consent?

Section 615 of the New York Business Corporation Law (the “NYBCL”) states that, if the Company’s certificate of incorporation (the “Certificate of Incorporation”) so provides, the Company’s Shareholders may approve an action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our Certificate of Incorporation provides that any action permitted to be taken by the Shareholders may be taken without a meeting by written consent, signed by holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Company’s stock entitled to vote thereon were present and voted.

What Actions Were Taken by Written Consent?

Kaspien Inc (f/k/a Etailz Inc.) (“Kaspien”), a wholly-owned subsidiary of the Company, entered into a Subordinated Loan and Security Agreement dated as of March 30, 2020 by and among the Company, Kaspien and the other parties thereto, as amended on September 16, 2021 and March 2, 2022 (the “Credit Agreement”). In connection with the Credit Agreement, the Company agreed to issue to Alimco Re Ltd. a warrant to purchase from the Company up to 320,000 shares of the Common Stock (the “Warrant Shares”) at a price of $0.01 per Warrant Share, subject to adjustment in accordance with the terms thereof (the “Warrant”).

NASDAQ Listing Rule 5635(b) provides that shareholder approval is required prior to the issuance of securities when the issuance will result in a change of control of the Company. NASDAQ Listing Rule 5635(d) provides that shareholder approval is required prior to certain transactions involving the issuance by the Company of securities exercisable for common stock, which alone or together with certain other sales equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The Company wished to seek shareholder approval in order to satisfy the shareholder approval requirements of NASDAQ Listing Rules 5635(b) and 5635(d).

The Consent Holders have approved by written consent the following action:

•
the issuance of the Warrant and the Warrant Shares upon exercise of the Warrant in whole or in part (including any additional shares of common stock issued pursuant to any anti-dilution or other adjustment provisions set forth in the Warrant), such that the shareholder approval requirements set forth in NASDAQ Listing Rules 5635(b) and 5635(d) are satisfied (the “Warrant Issuance Approval”).

In addition, the Company wished to  exclude the Warrant and Warrant Shares from certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended.

The Board has approved by resolution and the Consent Holders have approved by written consent the following actions:

•
the amendment of the Company’s certificate of incorporation (the “Certificate of Incorporation”) to exclude the Warrant and Warrant Shares from certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended (the “Certificate of Incorporation Amendment”); and

•
the amendment of the Company’s bylaws (the “Bylaws”) to exclude the Warrant and Warrant Shares from certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended (the “Bylaws Amendment”).

What is the Purpose of this Information Statement?

This Information Statement and the accompanying Notice are being furnished to our Shareholders solely for the purpose of informing our Shareholders of the action taken by the Written Consent of the Consent Holders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, and Section 615 of the NYBCL.

Section 14C of the Exchange Act and Regulation 14C promulgated by the SEC thereunder require the Company to furnish to our Shareholders an information statement describing any action taken by written consent in lieu of a meeting of stockholders before such action becomes effective. In connection with an action by written consent, Section 615 of the NYBCL requires prompt notice of the taking of such action to be given to the Shareholders who have not consented in writing to such action.

Who is Entitled to Notice?

Each outstanding share of Common Stock on the Record Date is entitled to notice of the Actions to be taken pursuant to the Written Consent. The close of business on March 1, 2022 is the record date (the “Record Date”) for the determination of Shareholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about ___, 2022 to Shareholders of record as of the Record Date.

What Vote is Required to Approve the Actions?

Each share of Common Stock entitles the holder to one vote. On the Record Date, there were 2,492,568 shares of Common Stock issued and outstanding. Pursuant to Section 615 of the NYBCL and our Certificate of Incorporation, at least a majority of the voting stock of the Company, or at least 1,246,285 shares of Common Stock, are required to approve the Actions by written consent.

The Consent Holders are The Robert J. Higgins TWMC Trust; RJHDC, LLC; Alimco Re Ltd.; AMIL of Ohio, LLC; Catherine C. Miller Irrevocable Trust DTD 3/26/91; Catherine C. Miller Trust A-2; Catherine C. Miller Trust A-3; Catherine Miller Trust C; Kimberley S. Miller GST Trust DTD 12/17/1992; LIMFAM LLC; Lloyd I. Miller Trust A-1; Lloyd I. Miller III Trust A-4; Lloyd I. Miller, III Irrevocable Trust DTD 12/31/91; Lloyd I. Miller, III Revocable Trust DTD 01/07/97; MILFAM I L.P.; MILFAM II L.P.; MILFAM III LLC; Susan F. Miller; Kick-Start III, LLC; Kick-Start IV, LLC; Thomas C. Simpson; and Kick-Start I, LLC. As of the Record Date, the Consent Holders held 1,378,938 shares of Common Stock, or approximately 55.3% of the total voting power of all outstanding voting stock. Pursuant to the Written Consent, the Consent Holders have approved the Actions.

Therefore, no other Shareholder consents will be obtained in connection with this Information Statement.

Do I have Appraisal Rights?

Neither the NYBCL nor our Certificate of Incorporation or Bylaws provide our Shareholders with appraisal rights in connection with the Actions discussed in this Information Statement.

Manner of Effecting the Actions

Pursuant to Rule 14c-2 under the Exchange Act, the earliest date that the Actions can become effective is 20 calendar days after this Information Statement is first sent to the Shareholders. In addition, the Certificate of Incorporation Amendment will become effective only upon the filing of the Certificate of Amendment of Certificate of Incorporation reflecting the Certificate of Incorporation Amendment with the New York Department of State. Thus, each of the Warrant Issuance Amendment, the Certificate of Incorporation Amendment and the Bylaw Amendment will become effective on ___, 2022, which is 20 calendar days following the date this Information Statement is first sent to the Shareholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Directors Jonathan Marcus, Thomas Simpson, and Michael Reickert are the chief executive officer of Alimco Re Ltd. (“Alimco”), the managing member of Kick-Start III, LLC and Kick-Start IV, LLC (“Kick-Start”), and a trustee of the Robert J. Higgins TWMC Trust (the “Trust”), an affiliate of RJHDC, LLC (“RJHDC” and together with Alimco and Kick-Start, “Related Party Entities”), respectively.

On March 2, 2022, the Related Party Entities and the Company entered into a second amendment to the Subordinated Loan and Security Agreement dated as of March 30, 2020, as first amended on September 16, 2021 (the “Credit Agreement”), pursuant to which Alimco made a $5.0 million secured term loan (the “Loan”) to Kaspien with a scheduled maturity date of March 31, 2024, interest accruing at the rate fifteen percent (15.0%) per annum, compounded on the last day of each calendar quarter by becoming a part of the principal amount of the Loan, and secured by a second priority security interest in substantially all of the assets of the Company and Kaspien. In connection with the making of the Loan, the Company agreed to issue to Alimco a warrant to purchase from the Company up to 320,000 shares of the Common Stock (the “Warrant Shares”) at a price of $0.01 per Warrant Share, subject to adjustment in accordance with the terms thereof (the “Warrant”).

If the Warrant were exercised in full:

•
Alimco and its affiliated entities would own approximately 27.2% of the outstanding Common Stock, making them the largest shareholder group, and as a result they would be able to significantly influence the outcome of most actions requiring shareholder approval; and

•
The Related Party Entities collectively would own approximately 60.3% of the outstanding Common Stock, and as a result they would be able to control the outcome of nearly all actions requiring shareholder approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of March 1, 2022 (or as of the dates indicated therein), by each person known to us to be the beneficial owner of more than 5% of our issued and outstanding shares of Common Stock, each director and named executive officer of the Company and all directors and executive officers as a group. The numbers set forth in the table include shares that may be acquired within 60 days of March 1, 2022, and all shares listed in the table are owned directly by the named individuals, in each case unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise indicated therein or as to shares owned by spouses. Unless otherwise indicated therein, the address for each person listed below is c/o Kaspien Holdings Inc., 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
The Robert J. Higgins TWMC Trust 38 Corporate Circle Albany, NY 12203	713,986(1)	25.3%
Neil S. Subin 3300 South Dixie Highway, Suite 1-365 West Palm Beach, FL 33405	769,938(2)	27.2%
Jonathan Marcus	3,313(3)	0.1%
W. Michael Reickert	7,263(4)	0.3%
Tom Simpson	60,313(5)	2.1%
Brock Kowalchuk	2,124(6)	0.1%
Edwin Sapienza	10,749(7)	0.4%
All Directors and Executive Officers as a Group (5 persons)	83,762	3.0%

(1)
Based on Form 5, filed February 21, 2017, by The Robert J Higgins TWMC Trust. This excludes shares beneficially owned by RJHDC, LLC, an affiliate of The Robert J Higgins TWMC Trust, because The Robert J Higgins TWMC Trust disclaims the existence of, and membership in, a “group” under Section 13(d)(3) that may arise as a result of the Higgins Family’s interest in both entities. The Robert J Higgins TWMC Trust disclaims beneficial ownership of any shares owned by RJHDC, LLC other than to the extent the Higgins Family may have a pecuniary interest therein.

(2)
Based on Schedule 13D, filed March 9, 2022, on behalf of (i) Neil S. Subin (“Mr. Subin”); (ii) MILFAM LLC; (iii) Alimco Financial Corporation (“Alimco”); (iv) Alimco Re Ltd., a wholly-owned subsidiary of Alimco (“Alimco Re”); (v) Jonathan Marcus (“Mr. Marcus”); (vi) AMIL Of Ohio, LLC; (vii) Catherine C. Miller Irrevocable Trust dtd 3/26/91; (viii) Catherine C Miller Trust A-2; (ix) Catherine C Miller Trust A-3; (x) Catherine Miller Trust C; (xi) Kimberly S. Miller GST Trust dtd 12/17/1992; (xii) LIMFAM LLC; (xiii) Lloyd I. Miller Trust A-1; (xiv) Lloyd I. Miller, III Trust A-4; (xv) Lloyd I. Miller, III Irrevocable Trust dtd 12/31/91; (xvi) Lloyd I. Miller, III Revocable Trust dtd 01/07/97; (xvii) MILFAM I L.P.; (xviii) MILFAM II L.P.; (xix) MILFAM III LLC; and (xx) Susan F. Miller (such persons, trusts and entities named in items (i) through (xx), collectively, the “Reporting Persons”).

Some of the positions were previously reported on a Schedule 13G filed by Mr. Subin on December 31, 2018 with respect to securities held by certain entities owned by or trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III (the “Miller Family”) and other entities (such entities and trusts, the “Miller Entities”) and a Schedule 13G filed by Alimco on February 13, 2019. Certain of the Miller Entities hold approximately 85% of the outstanding shares of common stock of Alimco. The Reporting Persons respectively disclaim the existence of, and membership in, a “group” under Section 13(d)(3) that may arise as a result of the Miller Entities’ interests in Alimco. The Reporting Persons disclaim beneficial ownership of any shares other than to the extent he, she or it may have a pecuniary interest therein.

The amount set forth represents (i) 1,750 shares of common stock owned by AMIL Of Ohio, LLC; (ii) 300 shares of common stock owned by Catherine C. Miller Irrevocable Trust DTD 3/26/91; (iii) 200 shares of common stock owned by Catherine C. Miller Trust A-2; (iv) 5,639 shares of common stock owned by Catherine C. Miller Trust A-3; (v) 22,448 shares of common stock owned by Catherine Miller Trust C; (vi) 300 shares of common stock owned by Kimberley S. Miller GST Trust DTD 12/17/1992; (vii) 26,105 shares of common stock owned by LIMFAM LLC; (viii) 1,359 shares of common stock owned by Lloyd I. Miller Trust A-1; (ix) 25,686 shares of common stock owned by Susan F. Miller Spousal Trust A-4; (x) 25,685 of common stock owned by Miller Family Education and Medical Trust (xi) 300 shares of common stock owned by Lloyd I. Miller, III Irrevocable Trust DTD 12/31/91; (xii) 59,490 shares of common stock owned by Lloyd I. Miller, III Revocable Trust DTD 01/07/97; (xiii) 3,128 shares of common stock owned by MILFAM I L.P.; (xiv) 123,619 shares of common stock owned by MILFAM II L.P.; (xv) 2,274 shares of common stock owned by MILFAM III LLC; (xvi) 1,801 shares of common stock owned by Susan F. Miller, (xvii) 149,854 shares of common stock owned by Alimco and (xviii) 320,000 shares that may be acquired within 60 days of March 1, 2022 pursuant to exercise of the Warrant. Mr. Subin is the President and Manager of MILFAM LLC, which serves as manager, general partner, or investment advisor of a number of the foregoing entities formerly managed or advised by the late Lloyd I. Miller, III, and he also serves as trustee of a number of a number of the foregoing trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III, consequently, he may be deemed the beneficial owner of the shares specified in clauses (i) through (xvi) of the preceding sentence. Mr. Subin disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein.

(3)	Includes 313 shares that may be acquired within 60 days of March 1, 2022.

(4)	Excludes 713,986 shares held in the Robert J Higgins TWMC Trust of which Mr. Reickert is a Trustee.
Includes 1,063 shares that may be acquired within 60 days of March 1, 2022.

(5)
Excludes 25 shares held by the wife of Tom Simpson. Also excludes 9,737 shares held by Kick Start, LLC, 14,041 shares held by Kick Start III, LLC, 9,360 shares held by Kick Start IV, LLC and 23,879 shares held by WIN Partners.  Mr. Simpson holds an interest, manages and has voting control of Kick Start, LLC, Kick Start III, LLC  Kick Start IV, LLC and WIN Partners. Includes 313 shares that may be acquired within 60 days of March 1, 2022.

(6)	Includes 2,214 shares that may be acquired within 60 days of March 1, 2022.

(7)	Includes 9,249 shares that may be acquired within 60 days of March 1, 2022.

INFORMATION STATEMENT COSTS

The Company will bear the cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this Information Statement to the beneficial owners of our Common Stock. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their ordinary and necessary expenses in forwarding this Information Statement to the beneficial owners of our Common Stock.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. The Company’s filings with the SEC are available to the public on the SEC’s website, www.sec.gov, and on the Company’s website, www.kaspien.com. Our reports filed by the Company under the Exchange Act are also available to any Shareholder at no cost upon request by writing to: Kaspien Holdings Inc., Attention: Treasurer, 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and a copy will be sent to you free of charge.

HOUSEHOLDING OF INFORMATION STATEMENT

The SEC has adopted rules that allow a company to deliver a single information statement to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to our shareholders. Under this process, certain Shareholders will receive only one copy of our Information Statement until such time as one or more of these Shareholders notifies us that they want to receive separate copies. Any Shareholders who object to or wish to begin householding may notify us by sending a written request to Edwin J. Sapienza, Secretary, Kaspien Holdings Inc., 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, or by telephone at 855-300-2710.

By order of the Board of Directors,

Edwin J. Sapienza,
Secretary

___, 2022